“THE 2012 AMENDED AND RESTATED

COLLABORATION AND STRATEGIC SUPPLIER RELATIONSHIP FRAMEWORK AGREEMENT”

between

ABB INC.

and

ECOtality, INC.

March 13, 2012

EXECUTION VERSION

TABLE OF CONTENTS

LEXICON	2
RECITALS	3
1 – OVERVIEW	5
2 – ECOTALITY EV CHARGING SYSTEMS COLLABORATION	5
3 - THE SUPPLIER RELATIONSHIP	7
4 – SPECIFIC TERMS AND CONDITIONS OF THE SUPPLIER RELATIONSHIP IN THE NORTH AMERICAN MARKET	8
5 - GENERAL TERMS AND CONDITIONS OF THE SUPPLIER RELATIONSHIP	10
6 - SPECIFIC COUNTRIES/REGIONS	11
7 – OTHER CONCERNS	12
8 – CONFIDENTIALITY	13
9 – CHOICE OF LAW	13
10 – TERM	13
11 - NOTICES	14
12 – THE ENTIRE AGREEMENT	14

EXHIBIT A – GENERAL TERMS AND CONDITIONS OF SALE
EXHIBIT B – THE Blink License
EXHIBIT C – THE Service Functionality License
EXHIBIT D – THE DCFC Development terms

“The 2012 Amended and Restated Collaboration and Strategic Supplier Relationship Framework Agreement”

March 13, 2012 –EXECUTION VERSION

LEXICON

ABB Assemblies: See Section 3(a) (THE SUPPLIER RELATIONSHIP)

ABB Charging Units: See Section 3(a) (THE SUPPLIER RELATIONSHIP

ABB Components: See Section (3a) (THE SUPPLIER RELATIONSHIP)

ABB EV Charging Systems: See Section 3(a) (THE SUPPLIER RELATIONSHIP

ABB Group: See the Initial Recital

ABB NAM Parties: See Section 2(d) (ECOTALITY EV CHARGING SYSTEMS COLLABORATION)

ABB Product / ABB Products: See Section 3(a) (THE SUPPLIER RELATIONSHIP)

ABB Service Functionality License: See Section 2(g) (ECOTALITY EV CHARGING SYSTEMS COLLABORATION)

ABB Service Functionality: See the Initial Recital

ABB/ECOtality Collaboration: See Section 2(a) (ECOTALITY EV CHARGING SYSTEMS COLLABORATION)

ABB: See the Initial Recital

ABB Warrants: See the Initial Recital

Additional Investment: See the Initial Recital

Affiliate / Affiliates: See the Initial Recital

April Deadline: See the (EXHIBIT D - TERMS OF THE DCFC DEVELOPMENT)

B2C Exclusivity Right: See the Initial Recital

BLINK License: See the Initial Recital

BLINK License Fee: See the Initial Recital

BLINK Functionality: See the Initial Recital

BLINK Network Products: See the Initial Recital

China Market: See Section 6(a) (SPECIFIC COUNTRIES/REGIONS)

Co-Branding Provision: See the Initial Recital

Collaboration Agreements: See the Initial Recital

Consumer-Oriented Functionality: See the Initial Recital

DCFC Development: See the Initial Recital

DCFC Schedule: See the (EXHIBIT D - TERMS OF THE DCFC DEVELOPMENT)

DCFC Systems: See the Initial Recital

ECOtality DCFC Base System: See the Initial Recital

ECOtality Proprietary Technology: See Section 3(c)(v) (THE SUPPLIER RELATIONSHIP)

ECOtality: See the Initial Recital

Effective Date: See the Initial Recital

ECOtality Deliverable: See the (EXHIBIT D - TERMS OF THE DCFC DEVELOPMENT)

ECOtality EV Charging Systems: See the (INITIAL RECITAL

ECOtality Requirements: See Section 4 (SPECIFIC TERMS AND CONDITIONS OF THE SUPPLIER COLLABORATION INT HE NORTH AMERICAN MARKET)

EV Charging Systems: See the Initial Recital

Exclusivity Period: See the Initial Recital

Exclusivity Provision: See the Initial Recital

Framework Agreement: See the Initial Recital

L2 Systems: See the Initial Recital

Local Agreement / Local Agreements: See Section 1(c) (OVERVIEW)

NAM Agreement: See the Initial Recital

NAM Customers: See Section 4(d) (SPECIFIC TERMS AND CONDITIONS OF THE SUPPLIER COLLABORATION IN THE NORTH AMERICAN MARKET)

NAM: See the Initial Recital

OEMs: See Section 3(c)(i) (THE SUPPLIER RELATIONSHIP)

Party / Parties: See the Initial Recital

Power Boxes: See Section 3(c)(ii)(b) (THE SUPPLIER RELATIONSHIP)

Prior Framework Agreement: See the Initial Recital

Service Functionality License: See the Initial Recital

EXECUTION VERSION

“The 2012 Amended and Restated Collaboration and Strategic Supplier Relationship Framework Agreement”

March 13, 2012 –EXECUTION VERSION

Sole Business Purpose: See Section 4(e)(iii) (SPECIFIC TERMS AND CONDITIONS OF THE SUPPLIER COLLABORATION IN THE NORTH AMERICAN MARKET)

Specific Applications: See Section 3(b) (THE SUPPLIER RELATIONSHIP)

Supplier Relationship: See the Initial Recital

Waiver: See the Initial Recital

Warrant Repricing: See the Initial Recital

This “The 2012 Amended and Restated Collaboration and Strategic Supplier Relationship Framework Agreement” (this “Framework Agreement”) is entered into as of March 13, 2012 (the “Effective Date”), by, and between ABB Inc. (“ABB”), and ECOtality, Inc. (“ECOtality”). Each of ABB and ECOtality shall hereinafter be referred to as a “Party,” and collectively as the “Parties.

RECITALS

A.           The Parties are parties to:

(i)          The “Collaboration and Strategic Supplier Relationship Framework Agreement,” dated as of January 10, 2011, between the Parties (the “Prior Framework Agreement”), and

(ii)         “The Collaboration and Strategic Supplier Relationship for NAM Agreement,” dated as of January 10, 2011 (the “NAM Agreement,” with the Prior Framework Agreement and the NAM Agreement being referred to herein collectively as the “Collaboration Agreements”).

B.           In relation to electric vehicle charging systems (“EV Charging Systems”), under the Collaboration Agreements and in connection with ABB’s prior investments in ECOtality (including its investment in certain warrants to purchase ECOtality common stock (the “ABB Warrants”)), the Parties and their respective affiliates (with each such affiliate, an “Affiliate,” and collectively the “Affiliates,” and ABB and its Affiliates collectively the “ABB Group”) have been collaborating on certain aspects of the design and/or improvement, and production and supply, of EV Charging Systems, including the Level 2 type EV Charging Systems (“L2 Systems”) and DC fast charger type EV Charging Systems (“DCFC Systems”).

C.           The Collaboration Agreements (and in particular the NAM Agreement) provide that, subject to various terms and conditions, ABB, via any Affiliate of the ABB Group, has a right of first refusal to supply products of the ABB Group to ECOtality (the “Supplier Relationship”) for use in EV Charging Systems of ECOtality (the “ECOtality Charging Systems”). In consideration of the Supplier Relationship, the NAM Agreement further provides that:

(i)          Neither ABB nor its Affiliates shall design, produce, market or sell in NAM (as this term is defined in the Collaboration Agreements) any EV Charging Systems (the “Exclusivity Provision”), and

(ii)         The ECOtality EV Charging Systems marketed and sold by ECOtality that use two or more (2/2+) products of the ABB Group will be co-branded with the brands of both the ABB Group and ECOtality (the “Co-Branding Provision”).

D.           In connection with EV Charging Systems, ECOtality has developed, and solely owns, a set of products and systems (the “Blink Network Products”) to provide networking functionality (including “Consumer-Orientated Functionality”) and service and maintenance monitoring functionality for EV Charging Systems (with all such functionality for EV Charging Systems provided by ECOtality being referred to herein as the “Blink Functionality”). In this Framework Agreement, the term “Consumer-Orientated Functionality” shall mean the functionality included in EV Charging Systems offering “Business-to-Consumer” networking and communication, which functionality requires or allows consumer-oriented user interaction that is separate from the charging event and the communications related solely to the charging event. For avoidance of doubt: user interaction that is required solely to execute and/or enable the charging event such as user-identification provisions and other means to enable the management of the charging event are excluded from the definition of Consumer-Oriented Functionality.

EXECUTION VERSION

“The 2012 Amended and Restated Collaboration and Strategic Supplier Relationship Framework Agreement”

March 13, 2012 –EXECUTION VERSION

E.           The ABB Group has developed and is developing, and solely owns, a set of products and systems to provide service and maintenance monitoring functionality for EV Charging Systems (the “ABB Service Functionality”), which is more extensive than that currently included in the Blink Functionality but which does not include any Consumer-Orientated Functionality.

F.           ECOtality has developed and is marketing an ECOtality-branded L2 System, with supply assistance from the ABB Group.

G.           ECOtality and the ABB Group have been separately developing DCFC Systems, but the ABB Group and ECOtality have also been collaborating on the development of a basic platform or base system for a DCFC System to be sold and distributed by ECOtality in NAM (the “ECOtality DCFC Base System”). The ECOtality DCFC Base System shall include the ABB Service Functionality but will not include any Consumer-Orientated Functionality, unless it is separately supplied by ECOtality.

H.           The ABB Group is interested in marketing and selling L2 Systems and DCFC Systems into the North American market (“NAM”) independently of ECOtality. To do so, however, ABB has need of a waiver from ECOtality of the Exclusivity Provision for that specific purpose (the “Waiver”). In addition, ABB is interested in:

(i)          Receiving a license for the ABB Group from ECOtality to permit any ABB EV Charging Systems that the ABB Group may sell to be enabled for access and use of Blink Functionality (the “Blink License”), and

(ii)         Having those of the ABB Warrants that have exercise prices higher than USD$2.50 per share be repriced to an exercise price of USD$2.50 per share (the “Warrant Repricing”).

I.           ECOtality is willing to grant the Waiver, the Blink License, and the Warrant Repricing, subject to various terms, conditions, and limitations, in consideration of:

(i)          An additional investment of USD$5,000,000 in ECOtality by the ABB Group (the “Additional Investment”), a current shareholder;

(ii)         ABB’s payment to ECOtality of a one-time, single license fee of USD$5,000,000 in consideration of the grant of the Blink License (the “Blink License Fee”);

(iii)        ABB’s grant to ECOtality of the exclusive right (the “B2C Exclusivity Right”), for a period of three years (the “Exclusivity Period”) and subject to certain limitations, for ECOtality to market and sell in NAM “Business-to-Consumer” ECOtality EV Charging Systems that have Consumer-Orientated Functionality;

(iv)        ABB’s agreement that the price of each ECOtality DCFC Base System sold to ECOtality by the ABB Group will be no higher than the then-current lowest price of any EV Charging System offering of the ABB Group, with equivalent features and conditions, that is then being sold by the ABB Group to any third party in or for use in NAM;

(v)         ABB’s grant to ECOtality of a royalty-free (other than the user fees described below) perpetual license (the “Service Functionality License”) to include ABB Service Functionality in the ECOtality EV Charging Systems, with any usage rights to the ABB Service Functionality made available by the appropriate Affiliate of the ABB Group to users for a fee that is at least ten percent (10%) lower than the lowest fee then being charged by the ABB Group to other users in similar circumstances using the ABB Service Functionality; and

EXECUTION VERSION

“The 2012 Amended and Restated Collaboration and Strategic Supplier Relationship Framework Agreement”

March 13, 2012 –EXECUTION VERSION

(vi)        A modification to the Co-Branding Provision so that, after the effectiveness of the Waiver and upon the first sale by the ABB Group of non-ECOtality EV Charging System in NAM, such co-branding will become optional at ECOtality’s sole discretion.

J.           In addition, as a further condition to the effectiveness of the various agreements described above, the Parties have reached an agreement for the ABB Group’s development of the ECOtality DCFC Base System for on-road passenger vehicles that meets ECOtality’s requirements that shall be marketed and sold by ECOtality (the “DCFC Development”).

AGREEMENT

NOW THEREFORE, the Parties agree as follows:

1.           OVERVIEW

a.           This Framework Agreement hereby amends, restates and supersedes in its entirety the Prior Framework Agreement and completely supersedes the NAM Agreement, and:

(i)          Neither Party nor any of its Affiliates has any unfulfilled obligations under the Collaboration Agreements, and

(ii)         Neither Party nor any of its Affiliates shall pursue any claim whatsoever they had, have, or shall have under the Collaboration Agreements. For the avoidance of doubt, the above provisions shall be construed as granting an unequivocal general release between the Parties and their respective Affiliates with regard to any and all claims associated with the Collaboration Agreements or any associated agreement between the Parties and their Affiliates prior to the Effective Date.

b.           Each Party is responsible for ensuring that its Affiliates are aware of this Framework Agreement and act in accordance with its terms, to the extent legally permissible.

c.           Although this Framework Agreement sets forth the general terms of the Supplier Relationship, the Supplier Relationship outside of NAM will be effectuated via a series of country/region-specific, definitive, written, mutually-executed agreements (each an “Local Agreement,” and collectively the “Local Agreements”) between the Parties and/or the appropriate Affiliate(s) of each Party.

d.           Except for NAM, which is covered by this Framework Agreement, the Supplier Relationship for any country/region shall only be fully effective upon the execution of a Local Agreement between the Parties and/or their respective Affiliate(s) for such country/region.

2.           ECOTALITY EV CHARGING SYSTEMS COLLABORATION

a.           As part of the Supplier Relationship, the ABB Group shall collaborate with ECOtality and its Affiliates in regard to EV Charging Systems (the “ABB/ECOtality Collaboration”). The ABB/ECOtality Collaboration shall further the development, expansion, and acceptance, as well as the design and/or improvement, production, and supply of market-leading ECOtality EV Charging Systems with:

(i)          Consumer-Oriented Functionality, and

(ii)         The communications related to the charging event, including, Level 2 Systems and DCFC Systems.

EXECUTION VERSION

“The 2012 Amended and Restated Collaboration and Strategic Supplier Relationship Framework Agreement”

March 13, 2012 –EXECUTION VERSION

b.           The ABB/ECOtality Collaboration shall be documented in this Framework Agreement, the Blink License, the Service Functionality License, the other Local Agreements, and such other agreements as may be appropriate, and shall:

i)            Only apply to EV Charging Systems;

ii)           Be associated with products and services of either Party and their Affiliates that:

(1)         Incorporate, use or rely on ECOtality’s Proprietary Technology (as this term is defined below in Section 3(c)(v) (THE SUPPLIER RELATIONSHIP), and/or

(2)         Incorporate, provide or enable all or a portion of the Blink Functionality.

c.           As part of the ABB/ECOtality Collaboration, the Parties and their Affiliates shall use reasonable business efforts and their respective sales channels for the ABB/ECOtality Collaboration.

d.           Specifically, so long as there is no uncorrected material default by ECOtality under this Framework Agreement (which is expressly understood, to include, but is not limited to, any violation of Section 4(c) (SPECIFIC TERMS AND CONDITIONS OF THE SUPPLIER RELATIONSHIP IN THE NORTH AMERICAN MARKET) below), ABB and/or one of its Affiliates (the “ABB NAM Parties”) shall market the BLINK Network Products in NAM as follows.

i)            The ABB NAM Parties can include BLINK Network Products and ECOtality’s MicroClimates program in the applicable public relations, marketing communications and sales training programs of the ABB Group in NAM;

ii)           ECOtality and its Affiliates can advise the ABB NAM Parties of all of its utility contacts and customers and may endeavor to introduce the ABB Group as part of ECOtality’s overall EV Charging Systems program for utilities in conjunction with the BLINK Network Products;

iii)          ECOtality may provide, at its Tempe offices, an office for an ABB Group coordination employee, who will then be invited to participate in product and sales meetings related to BLINK Network Products; and

iv)          The Parties shall provide, to each other, reasonable Contact Update Reports, from time to time, outlining when contacts are underway and what potential opportunities in NAM may exist to allow for common action and resource planning in relation to the BLINK Network.

e.           For all countries/regions other than NAM, the Parties will evaluate whether or not a joint sales and marketing collaboration between the appropriate Affiliates of each Party is to be implemented for BLINK Network Products in the Local Agreements of each such country/region.

f.            As part of the ABB/ECOtality Collaboration, ECOtality and ABB shall enter into:

(i)           The Blink License Agreement in form and substance attached hereto as EXHIBIT B (THE BLINK LICENSE), AND

(ii)          The Service Functionality License in form and substance attached hereto as EXHIBIT C (THE SERVICE FUNCTIONALITY LICENSE),

with each such agreement to be executed concurrently with this Framework Agreement.

EXECUTION VERSION

“The 2012 Amended and Restated Collaboration and Strategic Supplier Relationship Framework Agreement”

March 13, 2012 –EXECUTION VERSION

g.           As part of the ABB/ECOtality Collaboration, the terms of the DCFC Development are set forth in Exhibit D and incorporated herein by reference (THE DCFC DEVELOPMENT).

3.           THE SUPPLIER RELATIONSHIP

a.           ECOtality and its Affiliates design, manufacture, deliver, operate, and service ECOtality EV Charging Systems. As part of the Supplier Relationship, the ABB Group shall have the ability to supply ECOtality with components (“ABB Components”), assemblies (“ABB Assemblies”), charging units (“ABB Charging Units”), and systems (the “ABB EV Charging Systems”) for the ECOtality EV Charging Systems. The ABB Components, the ABB Assemblies, the ABB Charging Units, and the ABB EV Charging Systems are each an “ABB Product,” and collectively “ABB Products.”

b.           Under the Supplier Relationship, subject to:

i)           The terms, conditions and limitations of this Framework Agreement;

ii)          The ABB Products meeting the commercially-reasonable requirements of ECOtality and its Affiliates for the ECOtality EV Charging Systems that the ABB Group and ECOtality mutually develop in a timely manner, utilizing good faith efforts; and

iii)         The ability of the ABB Group to supply the ABB Products to ECOtality and its Affiliates without violating any preexisting requirement of the ABB Group to the contrary,

ECOtality shall purchase from the ABB Group all ABB Products that can be incorporated into its ECOtality EV Charging Systems intended for “light-duty on-road” vehicles, airport ground equipment, industrial vehicles, and industrial applications (the “Specific Applications”).

c.           Under this Framework Agreement and the Local Agreements:

i)            ABB Components shall generally consist of:

- All commercial, industrial and residential electrical, electro-mechanical and electronic control and conversion devices such as, but not limited to, loose switches, circuit breakers, transformers, DIN-rail mounted products, power electronics building blocks (PEBBs), empty enclosures, communications and gateway devices, connectors and similar products that can be used in assemblies made by a variety of panel builders, Original Equipment Manufacturers (“OEMs”) or purchased directly by distributors or end user customers for connection to electricity distribution networks, regardless of applied voltages.

ii)           ABB Assemblies are generally defined as a collection of components typically supplied by a systems integrator, panel builder, or OEM. Examples of ABB Assemblies include, but are not limited to:

(a)          Battery Charging Solution dispensing equipment pedestals, panels or enclosures and related accessories for all levels of charging.

(b)          Power boxes (“Power Boxes”), also known as “charging engines,” which are comprised of multiple components integrated into enclosures, for the express purpose of conditioning and supplying electricity to dispensers.

iii)         ABB Charging Units are defined as integrated products ready to be connected to the grid and vehicle with all functionality and network, user, and vehicle interfaces included; and consisting of ABB Assemblies and ABB Components as defined above. Examples of ABB Charging Units include, but are not limited to:

EXECUTION VERSION

“The 2012 Amended and Restated Collaboration and Strategic Supplier Relationship Framework Agreement”

March 13, 2012 –EXECUTION VERSION

(a)          AC Level 1 and Level 2 Chargers

(b)          DC Fast Chargers

iv)          The ABB EV Charging Systems shall generally consist of an ABB Charging Unit, or several interconnected ABB Charging Units, together with the associated back-end IT systems (such as billing systems), communications networks, and consumer interfaces, including, but not limited to related commercial software and applications, but excluding Consumer-Oriented Functionality.

v)        The proprietary technology of ECOtality and its Affiliates (the “ECOtality Proprietary Technology”) includes any one or more of the following items.

(a)          Network communications systems, software and interfaces, and combinations thereof;

(b)          Back office applications for data collection, customer interface and network functionality;

(c)          Charging methods and programs;

(d)          Design and packaging features;

(e)          Cord, cord handles, and cord management systems; and

(f)          All BLINK Network Functionality.

For the avoidance of doubt, the ECOtality Propriety Technology, only extends to items which incorporate, use or rely on any intellectual property (including, without limitation, items covered by patents, copyrights, trademarks and the like and information that is identified as confidential, proprietary or protected as a trade secret) that are or shall be invented, developed, or acquired (either via purchase or license) by ECOtality, except to the extent that any such proprietary technology is:

(v)         the intellectual property a third party;

(w)         Owned by ABB and/or its Affiliates;

(x)          Licensed or sublicensed from ABB and/or its Affiliates;

(y)          Independently developed by ABB and/or its Affiliates;

(z)          Publicly available to ABB and/or its Affiliates, without restriction and free of any charge (except for nominal ones), on or after the time of disclosure by ECOtality and/or its Affiliates to ABB and/or its Affiliates.

4.           SPECIFIC TERMS AND CONDITIONS OF THE SUPPLIER COLLABORATION IN THE NORTH AMERICAN MARKET

a.           Under this Framework Agreement, the United States, Canada, and Mexico shall constitute the countries of NAM.

EXECUTION VERSION

“The 2012 Amended and Restated Collaboration and Strategic Supplier Relationship Framework Agreement”

March 13, 2012 –EXECUTION VERSION

b.           Subject to the other terms, conditions and limitations of this Framework Agreement, ECOtality and its Affiliates, to the greatest extent possible, but without violation of any Federal, State or local procurement regulations or other applicable laws, rules or regulations, shall purchase or specify to others to purchase on their behalf ABB Products for all ECOtality EV Charging Systems where applicable, unless ECOtality or its Affiliates can reasonably demonstrate that the ABB Products do not meet the necessary design and performance specifications, quantity requirements, quality requirements and/or delivery schedule requirements of ECOtality and its Affiliates (the “ECOtality Requirements”).

c.           Additionally, for each ABB Product ordered by ECOtality or its Affiliates from ABB, whether it is an ABB Component, ABB Assembly, ABB Charging Unit or ABB System, IF the pricing by ABB or its Affiliates (including delivery and taxes) is five percent (5%) or more than the pricing, including delivery and taxes, that ECOtality or its Affiliates either has negotiated with, or can reasonably demonstrate would be available to ECOtality and its Affiliates from, a third party not affiliated with the ABB Group for an offering materially and technically equivalent to the ABB Product in question, ECOtality and/or its Affiliates shall have no obligation to purchase any such ABB Product from the ABB Group, although ECOtality and its Affiliates may purchase any such ABB Product, if they so desire.

d.           Except as stated in this Framework Agreement, in NAM, the ABB Group will have the unrestricted right to sell to customers in NAM and for the use in NAM (“NAM Customers”) any ABB Product starting July 1, 2012, with the ABB Group permitted to commence the marketing of any such ABB Product starting April 1, 2012.

e.           ABB hereby covenants and agrees that for a period of three (3) years from the Effective Date (the “Exclusivity Period”), ECOtality shall have the exclusive right to market and sell in NAM “Business-to-Consumer” EV Charging Systems that offer Consumer-Orientated Functionality. During the Exclusivity Period, the sale in NAM by the ABB Group of EV Charging Systems shall be permitted via the Waiver, and shall not be in violation of this Framework Agreement, but only to the extent such sales by the ABB Group are in strict compliance with all of the following limitations. For avoidance of doubt, the grant of exclusivity during the Exclusivity Period means that, except to the limited extent specifically permitted under the following limitations, the ABB Group shall not sell, manufacture, and distribute in NAM, or for sale in NAM, any Consumer-Orientated Functionality (including media functionality) for any EV Charging Systems and shall not market any such Consumer Orientated Functionality in NAM as a product or service of the ABB Group. Specifically:

(i)          Any such EV Charging Systems sold in NAM by the ABB Group during the Exclusivity Period are permitted to include a user interface screen and communication connections to implement device operation, maintenance, software/firmware upgrades, operational data and any other service/maintenance functionality, so long as such functionality does not include any Consumer-Orientated Functionality (including media functionality).

(ii)         The ABB Group may interact and co-market with unaffiliated third parties engaged in the development and sale of EV Charging Systems in NAM (but may not joint venture with or have any ownership interests in such third parties); provided, that any such unaffiliated third party does not have the development and sale of EV Charging Systems as its sole and exclusive business purpose (“Sole Business Purpose”). A third party’s Sole Business Purpose shall be determined by the third party’s percentage of revenue. If revenues of the third party and its affiliates that are derived from the development and sale of EV Charging Systems exceed seventy-five percent (75%) of the total revenues of the third party, such third party shall be considered by the Parties to have the development and sale of EV Charging Systems as its Sole Business Purpose.

EXECUTION VERSION

“The 2012 Amended and Restated Collaboration and Strategic Supplier Relationship Framework Agreement”

March 13, 2012 –EXECUTION VERSION

(iii)        The ABB Group shall not accept any orders from any third party for the sale in NAM of any entire “Business-to-Consumer” EV Charging System fully-packed solution of any third party, but shall limit its order intake in NAM in respect of any third party to the sale of the ABB Group’s products and services required for such third party’s EV Charging Systems, and the ongoing support required for the ABB Group’s products and services incorporated into the EV Charging Systems of this third party.

(iv)        Any ABB Group co-branding of a third party’s EV Charging Systems sold in NAM shall be limited so that the scale and prominence of the ABB Group’s trademarks including the phrase “powered by ABB”') is limited to a size that does not exceed thirty-three percent (33%) of the third party’s EV Charging System branding so that the EV Charging System is not identified as primarily an ABB Group product.

f.            BLINK Network Products that use any ABB Product may be labeled by ECOtality, at its discretion, as “Powered by ABB,” at ECOtality’s sole discretion. For the avoidance of doubt, ECOtality and its Affiliates have the non-exclusive right to sell ABB Assemblies and ABB Charging Units for other ECOtality EV Charging Systems’ applications besides the Specific Applications in NAM.

g.           ECOtality may obtain its supply of independently developed EV Charging Systems from parties other than the ABB Group; provided, that:

(i)          ECOtality first offers the ABB Group the opportunity to bid upon any such EV Charging Systems and the ABB Group is unable to meet the associated supply requirements for these EV Charging Systems, and

(ii)         The pricing offered by the ABB Group in its bid is less favorable than the pricing available to ECOtality from another party under materially the same terms and conditions.

h.           The price of each ECOtality DCFC Base System that the ABB Group sells to ECOtality shall be no higher than the then-current lowest price of any EV Charging System offering of the ABB Group with equivalent features and conditions then being sold by the ABB Group to third parties in or for use in NAM under materially the same terms and conditions.

i.            The commercial terms for any sale of ABB Products to ECOtality and its Affiliates under the NAM Agreement shall be generally consistent with the relevant ABB Group’s general terms and conditions for sale for the associated ABB Product. For example, the “ABB Inc. ‘General Terms and Conditions of Sale’,” attached below as Exhibit A (GENERAL TERMS AND CONDITIONS OF SALE), shall apply to ABB Products, to the extent those terms and conditions are not inconsistent with specific provisions of this Framework Agreement.

5.           GENERAL TERMS AND CONDITIONS OF THE SUPPLIER RELATIONSHIP

The following shall apply to each Local Agreement, to the greatest extent legally permissible.

a.           No Affiliate of the ABB Group shall be required to accept any order for any ABB Product under any Local Agreement, if, in the reasonable opinion of the Affiliate of the ABB Group, it would be unable to meet the ECOtality Requirements. If the ABB Group is unable to meet the ECOtality Requirements for any of the ABB Products, ECOtality shall notify ABB of such inability in writing. Thereafter, ECOtality and its Affiliates shall be under no obligation to purchase the non-conforming ABB Product under the associated Local Agreement; provided that in the event that, thereafter, ABB notifies ECOtality, in writing, of the ABB Group’s ability to fulfill the associated ECOtality Requirements for the ABB Product, then unless ECOtality reasonably determines that the ABB Product does not fulfill the associated ECOtality Requirements, ECOtality shall again have the obligation to purchase the ABB Product, subject in any event, however, to any alternative supply arrangements that ECOtality may have entered into with respect to the non-conforming ABB Product until the end of the term of such alternative supply arrangements.

EXECUTION VERSION

“The 2012 Amended and Restated Collaboration and Strategic Supplier Relationship Framework Agreement”

March 13, 2012 –EXECUTION VERSION

b.           For the avoidance of doubt, ECOtality and its Affiliates shall have the right to make all sourcing decisions for components or other items in a Battery Charging Solution.

c.           If the Parties unanimously agree to implement the Supplier Relationship in a country/region, then the NAM Agreement shall be used as basis for any such Local Agreement, but only to the extent:

i)         Legally-permissible for that country/region;

ii)        Unanimously permitted by the Parties; and

iii)      Consistent with this Framework Agreement.

d.           Each Local Agreement shall have a term equal to the remainder of this Framework Agreement’s term, wherever legally permissible.

e.           All extensions of any Local Agreement shall be via a written, mutually-executed amendment to the Local Agreement.

f.            To the extent applicable to ABB Products, the ABB Group shall have the first right of refusal to participate in ECOtality's MicroClimate initiatives in each country/region.

g.           Globally, and in each country/region where there is a Local Agreement, the appropriate Affiliates of ABB and ECOtality shall discuss collaboration on relevant industry standards committees and working groups related to ECOtality EV Charging Systems utilizing ABB Products.

h.           In each Local Agreement, the Parties’ decisions shall govern the joint sales and marketing collaboration of the parties to each such Local Agreement.

i.            BLINK Network Products that use any ABB Product may be prominently labeled by ECOtality as “Powered by ABB,” at ECOtality’s sole discretion.

6.           SPECIFIC COUNTRIES/REGIONS

a.           For the China Market (the “China Market”):

i)            Notwithstanding anything to the contrary in this Framework Agreement, the Parties expressly acknowledge and agree that ECOtality has an existing exclusivity arrangement in the China Market and the ABB Group shall not be permitted to sell ABB EV Charging Systems in the China Market that incorporate the Blink Functionality. However the ABB Group shall be free to sell any other ABB EV Charging Systems, such as EV Charging Systems that contain functionality developed by the ABB Group or by third parties.

ii)           Any Local Agreement for the China Market shall be developed by the Parties using commercially-reasonable, good faith efforts and this Framework Agreement.

ii)           If the Local Agreement for the China Market is not mutually acceptable to, and executed by the appropriate Affiliates of each of the Parties before the end of this Framework Agreement, thereafter, the Parties and their Affiliates will have no obligation to implement the Supplier Relationship in the China Market.

EXECUTION VERSION

“The 2012 Amended and Restated Collaboration and Strategic Supplier Relationship Framework Agreement”

March 13, 2012 –EXECUTION VERSION

b.           For All Other Countries/Regions:

i)            Any Local Agreements for all other countries/regions, outside of NAM and the China Market, shall be developed by the Parties and/or their appropriate Affiliates in a timely manner, if the ABB Group and ECOtality mutually agree to enter into a Local Agreement for any such country/region, using commercially-reasonable good faith efforts and this Framework Agreement.

ii)           In any country/region for which there is no effective Local Agreement between the appropriate Affiliates of the Parties:

(a)          The sale of any products marketed by ECOtality, including ECOtality EV Charging Systems, shall not be governed by this Framework Agreement;

(b)          ECOtality and its Affiliates shall have no obligation to purchase any ABB Products; and

(c)          No Affiliate of the ABB Group shall have any obligation to fulfill any purchase orders for the ABB Products from ECOtality and its Affiliates.

7.           OTHER CONCERNS

a.           Neither Party is aware of any customer or business partner relationships that would prohibit it from entering into this Framework Agreement or prevent it from executing any Local Agreement.

b.           To the extent that legal requirements, including, but not limited to laws with respect to restraints on competition, prevent either Party and their Affiliates from incorporating the provisions of this Framework Agreement into any Local Agreement, the Parties and their Affiliates shall fully comply with any such legal requirements in drafting the Local Agreement.

c.           To the extent that this Framework Agreement or any Local Agreement violates any existing or future legal requirement, the nonperformance by the affected Party or its Affiliates is fully excused and this Framework Agreement and/or the Local Agreement (as may be applicable) shall be promptly amended by the appropriate entities to address the violation. If no mutually satisfactory, commercially reasonable amendment can be made to this Framework Agreement or the Local Agreements (as may be applicable), the Supplier Relationship in such country/region shall be immediately terminated.

d.           The failure to exercise a right or delay in exercising a right or remedy provided in this Framework Agreement or by law does not constitute a waiver of the right or remedy or a waiver of other rights or remedies. A waiver of a breach of any of the terms of this Framework Agreement or of a default under this Framework Agreement does not constitute a waiver of any other breach or default and shall not affect the other terms of the Framework Agreement. Similarly, a waiver of a breach of any of the terms of this Framework Agreement or of a default under this Framework Agreement will not prevent a Party from subsequently requiring compliance with the waived obligation.

e.           The Parties acknowledge that the Framework Agreement does not grant any intellectual property rights to their respective intellectual property to the other Party. Any such rights shall be granted under separate and independent agreements, such as the Blink License and the ABB Service Functionality License.

EXECUTION VERSION

“The 2012 Amended and Restated Collaboration and Strategic Supplier Relationship Framework Agreement”

March 13, 2012 –EXECUTION VERSION

f.            The relationship of the Parties is that of independent parties dealing at arm’s length and nothing in this Framework Agreement shall be construed so as to constitute any kind of partnership, joint ventures, or agency. Accordingly, neither Party nor their Affiliates have any authorization to represent the other, except as expressly stated in the Framework Agreement.

g.           Each Party shall be responsible for compliance with and any breach of the terms of this Framework Agreement by its Affiliates.

h.           The Parties agree to regular good faith discussions about this Framework Agreement, the ABB/ECOtality Collaboration, and the Supplier Relationship between senior managers of the Parties.

i.            The Parties shall attempt to resolve any disputes related to this Framework Agreement, including, but not limited to, the ABB/ECOtality Collaboration, and the Supplier Relationship, by timely, good faith negotiations by senior managers of each Party before escalating any such dispute to litigation.

8.           CONFIDENTIALITY

Each of the Parties and its Affiliates agrees not to use any Confidential Information (as defined below) disclosed to it by the other Party for its own use or for any purpose other than to carry out the undertaking of the ABB/ECOtality Collaboration as contemplated this Framework Agreement and in other related agreements. The Party receiving Confidential Information shall not disclose or permit disclosure of any Confidential Information of the disclosing Party to any third parties, except its Affiliates or as may be required by applicable law (including, without limitation, securities laws with respect to the disclosure of material information). The receiving Party agrees that it shall take all reasonable measures to protect the secrecy of and avoid disclosure or use of Confidential Information of the other Party in order to prevent it from falling into the public domain or the possession of any third persons or parties, and that its Affiliates shall do the same. Such measures shall include, but not be limited to, the highest degree of care that the receiving Party utilizes to protect its own Confidential Information of a similar nature, which shall be no less than reasonable care. “Confidential Information” means any oral, written, graphic or machine-readable information including, but not limited to, that which relates to material non-public information, patents, patent applications, research, product plans, products, developments, inventions, processes, designs, drawings, engineering, formulae, markets, software (including source and object code), hardware configuration, computer programs, algorithms, regulatory information, medical reports, clinical data and analysis business plans and prospects, agreements with third parties, services, customers, marketing or finances of the disclosing Party, and the terms of this Framework Agreement, unless the Confidential Information:

(i)          Is or becomes public information through no fault of the receiving Party and its Affiliates,

(ii)         Was or is developed independently by the receiving Party and its Affiliates, or

(iii)        Was or is received from a third party and the receiving Party and its Affiliates had no reasonable basis for knowing such was Confidential Information of the other Party.

9.           CHOICE OF LAW

This Framework Agreement shall be governed by and subject to the laws of the State of New York.

10.          TERM

This Framework Agreement shall terminate three (3) years from the Effective Date, but may be terminated by either Party for “cause.” Only Sections 8 (CONFIDENTIALITY) and 9 (CHOICE OF LAW), in addition to the Blink License and the Service Functionality License, shall survive the Framework Agreement’s termination.

EXECUTION VERSION

“The 2012 Amended and Restated Collaboration and Strategic Supplier Relationship Framework Agreement”

March 13, 2012 –EXECUTION VERSION

11.         NOTICES

Notices under this NAM Agreement shall be sent to:

i)             For ABB:

ABB Inc.

12040 Regency Parkway, Suite #200

Cary, NC 27518

Attention: Chief Executive Officer/General Counsel

ii)            For ECOtality:

ECOtality, Inc.

Post Montgomery Center

One Montgomery Center, Suite 2525

San Francisco, CA 94104

Attention: CEO

12.         THE ENTIRE AGREEMENT

This Framework Agreement:

(i)          Contains the entire agreement and understanding among the Parties as to the subject matter of this Framework Agreement;

(ii)         Supersedes in their entirety any and all previous communications among the Parties, including, but not limited to, the Prior Framework Agreement; and

(iii)        Shall only be modified in writing by the Parties.

[SIGNATURES APPEAR ON THE FOLLOWING PAGE]

EXECUTION VERSION

“The 2012 Amended and Restated Collaboration and Strategic Supplier Relationship Framework Agreement”

March 13, 2012 –EXECUTION VERSION

IN WITNESS WHEREOF, the Parties have entered into this Framework Agreement as of the Effective Date.

ABB Inc.

By:	/s/ David Onuscheck

Name:	David Onuscheck

Title:	Senior VP, GC and Secretary

By:	/s/ Greg Scheu

Name:	Greg Scheu

Title:	Region Divisional Manager, Discrete Automation and Motion, North America

ECOtality, Inc.

By:	/s/ Jonathan Read

Name:	Jonathan Read

Title:	President and CEO

ABB GROUP BUSINESS AREA ACKNOWLEDGEMENT

This Framework Agreement has been reviewed by the DM and the LP Business Areas of the ABB Group and its terms unconditionally accepted.

By:	/s/ Remo Leutolf	By:	/s/ Bernhard Schmeing

Name:	Remo Leutolf	Name:	Bernhard Schmeing

Title:	BU DMPE Manager	Title:	BU LPED
(Acting for DM)		(Acting for LP)

EXECUTION VERSION